UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 4, 2019

Frontier Oilfield Services, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-30746	75-2592165
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

220 Travis Street, Suite 501, Shreveport, Louisiana	71101
(Address of Principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(972) 243-2610

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2- Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 1, 2019, Frontier Oilfield Services, Inc. (“FOSI”) sold its Salt Water Disposal (SWD) wells held by its wholly owned subsidiary Trinity Disposal and Trucking, Inc. (“Trinity”) to Synder Energy for a revenue sharing agreement and Synder’s continued management of Trinity’s SWD well operations, including all repairs and maintenance in compliance with Texas Railroad Commission’s rules and regulations. Frontier will continue its focus on deleveraging its Balance Sheet and repositioning the Company for growth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 4, 2019	Frontier Oilfield Services, Inc.

	By:	/s/ Don Lawhorne
Don Lawhorne,
Chief Executive Officer and Chief Accounting Officer